                                                                  EXHIBIT 10.107

                                AMENDMENT NO. 1
                                       TO
                          PASSENGER AIRCRAFT SERVICES
                                      AND
                         FREIGHTER SERVICES AGREEMENTS

     THIS AMENDMENT NO. 1 TO PASSENGER SERVICES AGREEMENT AND FREIGHTER SERVICES AGREEMENT (as such terms are defined below) is entered into this ___th day of December, 1994, by and between World Airways, Inc., a Delaware corporation ("World Airways") and Malaysian Airline System Berhad, a Malaysian corporation ("MAS").

     WHEREAS, World Airways and MAS are parties to that certain Aircraft Service Agreement (the "Passenger Services Agreement") dated September 26, 1994, pursuant to which MAS leased two (2) MD-11 passenger aircraft from world airways for a term (the "Passenger Lease Term") commencing September 27, 1994 and expiring March 31, 1995; and

     WHEREAS, World Airways and MAS are also parties to that certain Freighter Services Agreement (the "freighter Services Agreement") dated October 6, 1994, which Freighter Services agreement novated the earlier freighter services agreement between the parties, pursuant to which MAS committed to leasing two
(2) MD-11 aircraft from World Airways to be used by MAS in freighter configuration, for a term beginning on June 15, 1994 and expiring September 30, 1999 (the "Freighter Lease Term"); and

     WHEREAS, the parties desire to amend in certain respects both the Passenger Services Agreement and the Freighter services Agreement (hereinafter referred to collectively as the "Agreements"), and to agree to certain other terms and conditions of their relationship.

     NOW, THEREFORE, in consideration of the foregoing and other mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Maintenance Activities:
         ----------------------

               1.1 World Airways agrees to shift substantial amounts of airframe maintenance work to MAS' facilities in Kuala Lumpur, Malaysia.

               1.2 World Airways agrees to continue to work with Pratt & Whitney to achieve for MAS's PW4056 and PW4168 engine maintenance guarantees the same or better economic terms available to World Airways.

     2.  Freighter Activities:
         --------------------

               2.1 World Airways will collaborate to the maximum extent possible to use their respective rights and other capabilities to build a successful worldwide cargo system. To accomplish this objective, MAS and World Airways will in every respect accord each other "most favored nation" status.

               2.2 The hourly rate for cargo operations will be reviewed on or about 1 January, 1995 for all of the World Airways MD-11 freighter aircraft presently leased, and to be leased in the future, to MAS.

               2.3 MAS agrees to lease a third (3rd) freighter aircraft from World Airways, operation of which will begin after the last 1995 Hadj flight on the same terms and conditions as the first two (2) freighter aircraft leased by MAS from World airways, except that the term for this third (3rd) aircraft will be as mutually agreed by World Airways and MAS.

     3.  Passenger Activities:
         --------------------

               3.1 MAS agrees to lease two (2) MD-11 passenger aircraft from World Airways for use in MAS' regional operations on the same terms and conditions set forth in the Passenger Services Agreement, except that: (1) the Term of the Agreement shall run from 1 January 1995 to 31 December 1996; and (2) the rate to be paid by MAS for the two (2) passenger MD-11 aircraft from World Airways shall be the existing Umrah rate of $5,400 per block hour.

     3.2 MAS agrees to release the two (2) passenger MD-11 aircraft leased from World Airways for Hadj operations during each Hadj period occurring during the term of the Passenger Services Agreement, as extended hereby.

     3.3 The hourly rate for all aircraft, crew, maintenance and insurance ("ACMI") passenger operations (including, but not limited to, the two (2) regional aircraft referred to in Section 3.1 hereof) will be the existing Umrah rate of USD $5,400 per hour, effective 1 January 1995.

     3.4 MAS agrees to commence operation of one (1) passenger MD-11 aircraft leased from World Airways on the KUL-JNB-CPT-EZE route after the last 1995 Hadj flight on a date to be mutually agreed to, and MAS agrees to operate one (1) passenger MD-11 aircraft leased from World Airways on this route, or on an operationally and economically equivalent route, for a period of five (5) years.

     3.5 MAS agrees that the one (1) MD-11 passenger aircraft leased from World Airways on the KUL-JNB-CPT-EZE route will operate not less than 360 hours/month representing two (2) full weekly rotations, with the expectation of a third
(3rd) JNB rotation upon receipt by MAS of required operating authority.
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     4.  Passenger Charter Operations:
         ----------------------------

               4.1 MAS and World Airways agree to use every reasonable effort to develop existing periodic Umrah operations into regular charter operations that operate in the 9 1/2 months of each year when Hadj operations are not taking place.

     5.  Miscellaneous.
         -------------

               Except as amended hereby, all of the terms and conditions set forth in the Passenger Services Agreement and the Freighter Services agreement shall remain the same and in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to be executed as of the day and year first-above written.


                                     WORLD AIRWAYS, INC.


                                     By: ___________________________

                                     Name: _________________________

                                     Title: ________________________


                                     MALAYSIAN AIRLINE SYSTEM BERHAD


                                     By: ___________________________

                                     Name: _________________________

                                     Title: ________________________


Disk loc. Drew7
File loc. amend1